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                                                                   Exhibit 99.1

DUALSTAR TECHNOLOGIES CORPORATION                                         NEWS
ONE PARK AVENUE,  NEW YORK, NEW YORK  10016

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FOR IMMEDIATE RELEASE

Contact:          Robert Birnbach
                  Chief Financial Officer
                  e-mail: info@dualstar.com
                  Voice:  718.340.6655
                  Fax:    212.616.6254

                  DUALSTAR ANNOUNCES STRATEGIC EXECUTIVE CHANGES
                  TO ENHANCE ITS COMMUNICATIONS GROWTH STRATEGY

         NEW YORK, NY -- February 24, 2000 -- DualStar Technologies Corporation ("DualStar" or the "Company") (Nasdaq: DSTR) announced today that in furtherance of its previously announced strategy to expand its communications businesses, it has made the following executive changes.

         Jared E. Abbruzzese, currently the Vice Chairman of the Company's Board of Directors, has been named the Company's Chairman. Mr. Abbruzzese founded and was Chairman and CEO of CAI Wireless Systems, Inc. until it was acquired by MCI WorldCom in August 1999.

         Jill Thoerle has been appointed President and Chief Executive Officer of DualStar Communications, Inc. ("DCI"), a wholly owned subsidiary of the Company. Ms. Thoerle is a former AT&T and Teleport Communications Group (TCG) executive with proven expertise in CLEC operations.

         Vincent M. D'Onofrio, currently DCI's President and Chief Executive Officer, has been named DCI's Executive Vice President and Chief Technology Officer. Mr. D'Onofrio has spearheaded DCI's operations and technological innovations since its founding four years ago.

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George J. Parise has been named Senior Vice President and Chief Financial
Officer of DCI. Mr. Parise was previously Senior Vice President - Finance of CAI Wireless Systems and Chief Financial Officer of Bell Atlantic's CellularVision LMDS project.

         Gregory Cuneo stepped down as the Company's Chairman but will continue as DualStar's President, Chief Executive Officer and a member of its Board of Directors. Michael J. Abatemarco, Stephen J. Yager, Ronald Fregara and Robert J. Birnbach each have stepped down as members of the Company's Board of Directors. Messrs. Yager and Fregara have also resigned from their executive positions at DualStar, but they will continue to serve as senior executive officers of DualStar's HVAC and construction-related subsidiaries.

         Robert J. Birnbach has been named to the position of Secretary of DualStar and will continue to serve as DualStar's Executive Vice President and Chief Financial Officer. Mr. Birnbach has been appointed President and Chief Executive Officer of Starrett Corporation, a diversified real estate development, finance and construction company of which Mr. Cuneo is Chairman. Mr. Birnbach has also been elected to the Starrett Corporation Board of Directors.

         DualStar Technologies Corp., through its subsidiaries, designs and installs infrastructure systems and provides services that control and enhance the environment in buildings. These systems and services include: heating, ventilation and air conditioning (HVAC); electrical; building and energy management (BMS); enhanced local, regional and long distance telephony as a Competitive Local Exchange Carrier (CLEC); direct broadcast satellite (DBS) and cable television as a System Operator; high-speed Internet access as an Internet Service Provider (ISP); and security and safety. DualStar created and owns many innovative trademarked concepts, including the CyberBuilding(R), CyberCierge(R), Building Area Network(R) (BAN), Home Area

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Network (HAN), Community Area Network (CAN), InfoStructure, InfoStructors,
CyberView(R), CyberBuilders(R), DualStar(R), DualStar Communications(R) and DualStar Technologies(R). For more information, visit the Company's Web site at http://www.dualstar.com, e-mail info@dualstar.com, or call (718) 340-6655. The Company's common stock is traded on The Nasdaq National Market under the symbol DSTR.

         This press release and the materials referred to hereby contain forward-looking statements regarding the Company's business and future plans of operations. When used herein, the words "intends," "expects," "plans," "estimates," "projects," "believes," "anticipates" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties. These and other important factors, including those set forth in the Company's Annual and Quarterly Reports on Forms 10-K and 10-Q (available to the public at www.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations or future events.

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